SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, Universal Stainless and Alloy Products, Inc. (the “Company”) announced that Ross C. Wilkin has been named Vice President of Finance, Chief Financial Officer and Treasurer of the Company, effective August 3, 2015. Mr. Wilkin previously served as Chief Financial Officer of Dynamics Inc., a financial technology firm that designs and manufactures intelligent payment devices and advanced payment platforms, from June 2014 until July 2015. Mr. Wilkin also previously held several financial positions from 2003 through February 2014 at the H.J. Heinz Company, a leading marketer and producer of food products, including VP CFO of Heinz Australia and New Zealand, Divisional Finance Director for Heinz North America, and as a U.S. Divisional Manager of Financial Planning. Prior to joining H.J. Heinz, Mr. Wilkin served as Finance Director for the European division of Marconi plc, having joined its predecessor company, RELTEC Corporation, in financial audit and planning. Mr. Wilkin began his finance career at KPMG in 1992, serving both in Toronto and in Cleveland.

In connection with his appointment, Mr. Wilkin entered into an employment agreement, dated August 5, 2015 (the “Employment Agreement”), with the Company. The Employment Agreement has an initial term which continues until July 31, 2016, subject to automatic one-year extensions unless either party elects not to extend the term. Mr. Wilkin will receive an initial annual base salary of $230,000.00 per year. Mr. Wilkin also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Wilkin is eligible for variable compensation targeted at 67% of his base salary, with a minimum amount of variable compensation for the 2015 calendar year of $75,000.00 provided that eligibility requirements are met. In addition, Mr. Wilkin received a grant of 15,000 stock options, which vest in four equal annual installments. The foregoing is a not a complete discussion of the Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its quarter ended June 30, 2015.

On August 4, 2013, the Company issued a press release regarding the hiring of Mr. Wilkin. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: August 7, 2015